UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2011

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 763-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On November 3, 2011, the Board of Directors of Shore Bancshares, Inc. (the “Company”) declared a quarterly common stock dividend of $0.01 per share, payable on November 30, 2011 to stockholders of record on November 14, 2011.

In addition, the Company received a letter from the United States Department of the Treasury (the “Treasury”) dated November 3, 2011 in which the Company was notified that the Treasury has accepted the Company’s offer to repurchase a common stock purchase warrant (the “Warrant”) held by the Treasury for $25,000.  The Warrant was issued to the Treasury as part of the Company’s January 9, 2009 participation in the Treasury’s Troubled Asset Relief Program Capital Purchase Program and permits the holder of the Warrant to purchase 172,970 shares of the Company’s common stock, par value $.01 per share, at a warrant exercise price of $21.68 per share.  The Company’s repurchase of the Warrant is subject to various conditions, including the negotiation, execution and delivery of appropriate documentation by the Treasury and the Company.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 4, 2011	By: /s/ W. Moorhead Vermilye
W. Moorhead Vermilye Chief Executive Officer